Exhibit 99.1

UMB Financial Corporation                                                      News Release

1010 Grand Boulevard

Kansas City, MO 64106

816.860.7000

umb.com

//FOR IMMEDIATE RELEASE//

Media Contact: Stephanie Hague: 816.860.5088

Investor Relations Contact: Kay Gregory: 816.860.7106

UMB Financial Corporation Reports Second Quarter Net Income of $87.4 Million; Announces 15.6% Increase to Quarterly Cash Dividend

Second quarter 2021 Financial Highlights (all comparisons to prior year unless otherwise noted)

•	GAAP net income of $87.4 million, or $1.79 per diluted share; net operating income of $87.6 million, or $1.80 per diluted share.
•	Pre-tax, pre-provision (PTPP) income of $131.3 million, an increase of $41.2 million.
•	Quarterly average loan balances increased $1.7 billion, or 11.4%.
•	Excluding Paycheck Protection Program (PPP) balances, average loans increased 19.0% on a linked-quarter, annualized basis.
•	Quarterly average deposits grew 22.0% to $27.8 billion.
•	Noninterest income increased 9.2% and comprised 39.6% of revenue.
•	Board of Directors increased quarterly cash dividend by 15.6% to $0.37 per share.

KANSAS CITY, Mo. (July 27, 2021) – UMB Financial Corporation (Nasdaq: UMBF), a financial services company, announced net income for the second quarter of 2021 of $87.4 million, or $1.79 per diluted share, compared to $92.6 million, or $1.91 per diluted share, in the first quarter of 2021 (linked quarter) and $60.5 million, or $1.26 per diluted share, in the second quarter of 2020.

Net operating income, a non-GAAP financial measure reconciled to net income, the nearest comparable GAAP measure, later in this release, was $87.6 million, or $1.80 per diluted share, for the second quarter of 2021, compared to $92.8 million, or $1.91 per diluted share, for the linked quarter and $63.8 million, or $1.33 per diluted share, for the second quarter of 2020. Pre-tax, pre-provision income on a fully tax equivalent basis (PTPP-FTE), a non-GAAP measure reconciled to the components of net income before taxes, the nearest comparable GAAP measure, later in this release, was $138.0 million, or $2.83 per diluted share, for the second quarter of 2021, compared to $108.7 million, or $2.24 per diluted share, for the linked quarter, and $96.8 million, or $2.01 per diluted share, for the second quarter of 2020. These PTPP-FTE results represent an increase of 26.9% on a linked-quarter basis and an increase of 42.6% compared to the second quarter of 2020.

Summary of quarterly financial results	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)
	Q2	Q1	Q2
	2021	2021	2020
Net income (GAAP)	$87,412	$92,643	$60,529
Earnings per share (diluted)	1.79	1.91	1.26

Pre-tax, pre-provision income (Non-GAAP)	131,322	102,066	90,152
Pre-tax, pre-provision earnings per share (diluted)	2.70	2.10	1.88

Pre-tax, pre-provision income - FTE (Non-GAAP)	137,951	108,744	96,756
Pre-tax, pre-provision earnings per share - FTE (diluted)	2.83	2.24	2.01

Net operating income (Non-GAAP)	87,634	92,780	63,835
Operating earnings per share (diluted)	1.80	1.91	1.33

GAAP
Return on average assets	1.02%	1.14%	0.87%
Return on average equity	11.43	12.56	8.95
Efficiency ratio	60.41	66.46	70.20

Non-GAAP
Operating return on average assets	1.03%	1.14%	0.91%
Operating return on average equity	11.46	12.58	9.44
Operating efficiency ratio	60.33	66.40	68.76

Summary of year-to-date financial results	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)	June	June
	YTD	YTD
	2021	2020
Net income (GAAP)	$180,055	$57,090
Earnings per share (diluted)	3.70	1.18

Pre-tax, pre-provision income (Non-GAAP)	233,388	173,898
Pre-tax, pre-provision earnings per share (diluted)	4.80	3.59

Pre-tax, pre-provision income - FTE (Non-GAAP)	246,695	186,980
Pre-tax, pre-provision earnings per share - FTE (diluted)	5.08	3.86

Net operating income (Non-GAAP)	180,414	61,954
Operating earnings per share (diluted)	3.71	1.28

GAAP
Return on average assets	1.08%	0.42%
Return on average equity	11.98	4.22
Efficiency ratio	63.29	69.59

Non-GAAP
Operating return on average assets	1.08%	0.46%
Operating return on average equity	12.01	4.58
Operating efficiency ratio	63.21	68.49

“Our strong second quarter results demonstrated the benefits of our diverse business model and validates our investment thesis which includes above-peer loan growth, continued net interest income and strong fee income growth across all operating and interest rate environments,” said Mariner Kemper, chairman, president and chief executive officer. “During the second quarter, average loans, excluding PPP balances, increased 19.0% annualized on a linked-quarter basis. Noninterest income increased 20.8% from the prior quarter and 9.2% over the year-ago period. Our $24.0 million provision was higher than previous levels due to strong loan growth and elevated net charge-offs related to one commercial factoring relationship. Excluding this credit event, we would have had net recoveries in the quarter and the underlying asset quality of our loan portfolio remains strong. Nonperforming loan balances declined 24.1% from prior quarter-end. During the quarter, we monetized 3.5 million shares of our Tattooed Chef, Inc. (TTCF) holdings for net proceeds of approximately $72.8 million. Finally, we are excited to announce that our Board of Directors approved a five cent or 15.6% increase in the quarterly cash dividend to our shareholders.”

Summary of revenue	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q2	Q1	Q2	CQ vs.	CQ vs.
	2021	2021	2020	LQ	PY
Net interest income	$201,071	$194,115	$178,229	$6,956	$22,842
Noninterest income:
Trust and securities processing	53,863	54,834	46,321	(971)	7,542
Trading and investment banking	8,670	9,356	12,851	(686)	(4,181)
Service charges on deposit accounts	22,592	21,976	19,074	616	3,518
Insurance fees and commissions	245	420	533	(175)	(288)
Brokerage fees	2,592	3,334	5,753	(742)	(3,161)
Bankcard fees	16,063	14,673	12,916	1,390	3,147
Investment securities gains (losses), net	15,455	(8,336)	4,579	23,791	10,876
Other	12,109	12,640	18,429	(531)	(6,320)
Total noninterest income	$131,589	$108,897	$120,456	$22,692	$11,133
Total revenue	$332,660	$303,012	$298,685	$29,648	$33,975
Net interest income (FTE)	$207,700	$200,793	$184,833
Net interest margin (FTE)	2.56%	2.59%	2.79%
Total noninterest income as a % of total revenue	39.56	35.94	40.33

Net interest income

•

Net interest income totaled $201.1 million, which is an increase of $7.0 million as compared to the linked quarter. The positive impact from strong balance sheet growth was partially offset by the impacts of lower PPP income in the quarter. Average earning assets increased $1.1 billion, or 3.6%, driven in part by an increase in securities and loans, while interest-bearing liabilities increased $234.5 million, or 1.2%.

•

Net interest margin for the second quarter was 2.56%, a decrease of three basis points from the linked quarter, driven in large part by earning asset mix shift and lower market and reinvestment rates. Earning asset yields declined four basis points from the linked quarter, driven by a six-basis-point decline in both loan and securities yields and mix changes.  The cost of interest-bearing liabilities decreased one basis point to 0.23%. Net interest spread decreased three basis points to 2.47% from the linked quarter and was 20 basis points lower than the second quarter of 2020.

•

On a year-over-year basis, net interest income increased $22.8 million, or 12.8%, driven by a $2.1 billion, or 23.0% increase in average securities, coupled with a $1.7 billion, or 11.4%, increase in average loans. These increases were driven by organic loan growth, excess liquidity, and the company’s PPP participation.

•

Average deposits increased 3.6% on a linked-quarter basis and 22.0% compared to the second quarter of 2020. Average noninterest-bearing demand deposit balances increased 9.7% on a linked-quarter basis and 39.7% compared to the second quarter of 2020.

Noninterest income

•	Second quarter 2021 noninterest income increased $22.7 million, or 20.8%, on a linked-quarter basis, largely due to:
o	An increase of $23.8 million in investment securities gains, primarily due to an increase of $23.3 million in gains on the company’s equity investment in TTCF.
o	An increase of $1.4 million in bankcard fees, primarily due to increased interchange income.
o

These increases were partially offset by decreases of $1.0 million in trust and securities processing income and $0.7 million in trading and investment banking income. The decrease in trust and securities processing income is primarily driven by the previously announced sale of Prairie Capital Management, LLC (PCM) in March 2021, offset by increased fund services income.  The decline in trading and investment banking income is primarily due to decreased trading volume.

•	Compared to the prior year, noninterest income in the second quarter of 2021 increased $11.1 million, or 9.2%, primarily driven by:
o

An increase of $10.9 million in investment securities gains, primarily due to an increase of $14.2 million in gains on equity investments, partially offset by decreases of $2.7 million and $0.6 million in gains on the sale of available for sale securities and PCM-related equity earnings on alternative investments, respectively.

o	Increases of $6.7 million and $2.0 million in fund services income and corporate trust income, respectively, both recorded in trust and securities processing.
o	An increase of $3.5 million in service charges on deposits, driven by increased healthcare income related to customer transfer and conversion fees, and increased corporate service charges.
o	An increase of $2.5 million in derivative income, recorded in other income.
o

These increases were partially offset by a decrease of $9.8 million in the market value of company-owned life insurance, recorded in other income, and a decrease of $4.2 million in trading and investment banking, due to decreased trading volumes. The decrease in company-owned life insurance is offset by a proportionate decrease in deferred compensation expense as noted below.

Noninterest expense

Summary of noninterest expense	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q2	Q1	Q2	CQ vs.	CQ vs.
	2021	2021	2020	LQ	PY
Salaries and employee benefits	$120,415	$127,681	$130,938	$(7,266)	$(10,523)
Occupancy, net	12,296	11,935	11,411	361	885
Equipment	19,196	19,615	21,502	(419)	(2,306)
Supplies and services	3,469	3,492	3,785	(23)	(316)
Marketing and business development	4,797	2,345	3,284	2,452	1,513
Processing fees	16,501	15,417	13,603	1,084	2,898
Legal and consulting	8,147	5,755	6,220	2,392	1,927
Bankcard	4,529	4,956	4,549	(427)	(20)
Amortization of other intangible assets	1,157	1,380	1,658	(223)	(501)
Regulatory fees	2,769	2,546	3,211	223	(442)
Other	8,062	5,824	8,372	2,238	(310)
Total noninterest expense	$201,338	$200,946	$208,533	$392	$(7,195)

•

Noninterest expense for the second quarter of 2021 was $201.3 million, an increase of $0.4 million, or 0.2%, from the linked quarter and a decrease of $7.2 million, or 3.5%, from the second quarter of 2020.

•	The linked-quarter increase in noninterest expense was driven by:
o

Increases of $2.5 million, $2.4 million, and $1.1 million in marketing and business development expense, legal and consulting expense, and processing fees, respectively, due to timing of various marketing initiatives, legal costs, and timing of software projects.

o	Increases of $0.9 million in losses on sales of other real estate, $0.7 million in derivative expense, and $0.7 million in miscellaneous loan fee expense, all recorded in other noninterest expense.
o

These increases were offset by decreases of $5.7 million in payroll taxes, insurance and 401(k) expense, and $1.8 million in bonus and commission expense, both recorded in salary and employee benefits.

•	The year-over-year decrease in noninterest expense was driven by:
o

A decrease of $10.5 million in deferred compensation expense, recorded in salaries and employee benefits. The decrease in deferred compensation expense was offset by the decrease in company-owned life insurance income noted above.

o	A decrease of $2.1 million in software expense, recorded in equipment expense.
o

These decreases were partially offset by increases of $2.9 million in processing fees, $1.9 million in legal and professional expense, and $1.5 million in marketing and business development, due to timing of software projects, legal costs, and various marketing initiatives.

Income taxes

•

The company’s effective tax rate was 17.0% for the six months ended June 30, 2021, compared to 11.3% for the same period in 2020. The increase in the effective rate for 2021 is primarily attributable to a smaller portion of income being earned from tax-exempt municipal securities.

Balance sheet

•	Average total assets for the second quarter of 2021 were $34.3 billion compared to $33.1 billion for the linked quarter and $28.1 billion for the same period in 2020.

Summary of average loans and leases - QTD Average			UMB Financial Corporation
(unaudited, dollars in thousands)
	Q2	Q1	Q2	CQ vs.	CQ vs.
	2021	2021	2020	LQ	PY
Commercial and industrial	$7,402,653	$7,139,101	$6,970,223	$263,552	$432,430
Specialty lending	505,687	502,585	471,571	3,102	34,116
Commercial real estate	6,165,780	5,971,047	5,435,428	194,733	730,352
Consumer real estate	2,068,663	1,970,767	1,528,501	97,896	540,162
Consumer	122,439	117,095	146,120	5,344	(23,681)
Credit cards	386,032	362,051	353,424	23,981	32,608
Leases and other	166,420	183,447	193,099	(17,027)	(26,679)
Total loans	$16,817,674	$16,246,093	$15,098,366	$571,581	$1,719,308

•

Average loans for the second quarter of 2021 increased 3.5% on a linked-quarter basis and 11.4% compared to the second quarter of 2020 primarily due to increased commercial and industrial and commercial real estate loans.

Summary of average securities - QTD Average	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q2	Q1	Q2	CQ vs.	CQ vs.
	2021	2021	2020	LQ	PY
Securities available for sale:
U.S. Treasury	$40,013	$36,032	$31,150	$3,981	$8,863
U.S. Agencies	94,794	95,494	403,290	(700)	(308,496)
Mortgage-backed	6,096,099	5,599,987	4,284,374	496,112	1,811,725
State and political subdivisions	3,565,443	3,552,945	3,108,661	12,498	456,782
Commercial Paper	—	—	2,040	—	(2,040)
Corporates	127,581	83,271	98,089	44,310	29,492
Total securities available for sale	$9,923,930	$9,367,729	$7,927,604	$556,201	$1,996,326
Securities held to maturity:
State and political subdivisions	$1,057,091	$1,023,418	$1,100,843	$33,673	$(43,752)
Trading securities	21,409	17,540	37,816	3,869	(16,407)
Other securities	302,981	308,297	148,918	(5,316)	154,063
Total securities	$11,305,411	$10,716,984	$9,215,181	$588,427	$2,090,230
•	Average securities available for sale increased 5.9% on a linked-quarter basis and 25.2% compared to the second quarter of 2020.
Summary of average deposits - QTD Average		UMB Financial Corporation
(unaudited, dollars in thousands)
	Q2	Q1	Q2	CQ vs.	CQ vs.
	2021	2021	2020	LQ	PY
Deposits:
Noninterest-bearing demand	$10,701,656	$9,753,680	$7,662,836	$947,976	$3,038,820
Interest-bearing demand and savings	16,421,742	16,302,880	14,160,722	118,862	2,261,020
Time deposits	659,228	769,464	957,007	(110,236)	(297,779)
Total deposits	$27,782,626	$26,826,024	$22,780,565	$956,602	$5,002,061
Noninterest bearing deposits as % of total	38.52%	36.36%	33.64%

•	Average deposits increased 3.6% on a linked-quarter basis and 22.0% compared to the second quarter of 2020.
•	Average noninterest-bearing demand deposits increased 9.7% on a linked-quarter basis to $10.7 billion.

Capital

Capital information	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)
	June 30, 2021	March 31, 2021	June 30, 2020
Total equity	$3,090,244	$2,958,239	$2,777,395
Book value per common share	63.92	61.24	57.84
Tangible book value per common share	59.96	57.26	53.57

Regulatory capital:
Common equity Tier 1 capital	$2,730,062	$2,660,102	$2,335,625
Tier 1 capital	2,730,062	2,660,102	2,335,625
Total capital	3,172,878	3,102,333	2,580,849

Regulatory capital ratios:
Common equity Tier 1 capital ratio	11.91%	12.25%	11.92%
Tier 1 risk-based capital ratio	11.91	12.25	11.92
Total risk-based capital ratio	13.84	14.28	13.17
Tier 1 leverage ratio	8.00	8.08	8.35

•	At June 30, 2021, the regulatory capital ratios presented in the foregoing table exceeded all “well-capitalized” regulatory thresholds.

Asset Quality

Credit quality	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q2	Q1	Q4	Q3	Q2
	2021	2021	2020	2020	2020
Net charge-offs - Total loans	$28,374	$5,310	$1,801	$5,111	$5,541
Net loan charge-offs as a % of total average loans	0.68%	0.13%	0.04%	0.13%	0.15%
Loans over 90 days past due	$1,265	$1,773	$1,952	$1,372	$4,588
Loans over 90 days past due as a % of total loans	0.01%	0.01%	0.01%	0.01%	0.03%
Nonaccrual and restructured loans	$58,219	$76,706	$87,823	$93,695	$82,245
Nonaccrual and restructured loans as a % of total loans	0.34%	0.46%	0.55%	0.59%	0.54%
Provision for credit losses	$24,000	$(7,500)	$5,000	$16,000	$21,500

•

Provision for credit losses for the second quarter increased $31.5 million from the linked quarter and $2.5 million from the second quarter of 2020. This increase is driven by impacts to the Allowance for Credit Losses by a large charge-off during the second quarter, offset by the impacts of positive macro-economic metrics.

•

Net charge-offs for the second quarter totaled $28.4 million, or 0.68%, of average loans, compared to $5.3 million, or 0.13%, of average loans in the linked quarter, and $5.5 million, or 0.15%, of average loans for the second quarter of 2020.

•	The increase in net charge-offs in the second quarter of 2021 is due to a $31.9 million loss on one commercial relationship.

Dividend Declaration

At the company’s quarterly board meeting, the Board of Directors declared a $0.37 per share quarterly cash dividend, or an increase of 15.6%. This cash dividend will be payable on October 1, 2021, to shareholders of record at the close of business on September 10, 2021.

Conference Call

The company plans to host a conference call to discuss its second quarter 2021 earnings results on Wednesday, July 28, 2021, at 8:30 a.m. (CT).

Interested parties may access the call by dialing (toll-free) 877-267-8760 or (international) 412-542-4148 and requesting to join the UMB Financial call. The live call may also be accessed by visiting investorrelations.umb.com or by using the following link:

UMB Financial 2Q 2021 Conference Call

A replay of the conference call may be heard through August 11, 2021 by calling (toll-free)

877-344-7529 or (international) 412-317-0088. The replay access code required for playback is 10157858. The call replay may also be accessed at investorrelations.umb.com.

Non-GAAP Financial Information

In this release, we provide information about net operating income, operating earnings per share - diluted (operating EPS), operating return on average equity (operating ROE), operating return on average assets (operating ROA), operating noninterest expense, operating efficiency ratio, pre-tax, pre-provision income, pre-tax, pre-provision earnings per share – diluted (PTPP EPS), pre-tax, pre-provision income on a fully tax equivalent basis (PTPP-FTE), pre-tax, pre-provision FTE earnings per share – diluted (PTPP-FTE EPS), tangible shareholders’ equity, and tangible book value per share, all of which are non-GAAP financial measures. This information supplements the results that are reported according to generally accepted accounting principles in the United States (GAAP) and should not be viewed in isolation from, or as a substitute for, GAAP results. The differences between the non-GAAP financial measures – net operating income, operating EPS, operating ROE, operating ROA, operating noninterest expense, operating efficiency ratio, PTPP, PTPP EPS, PTPP-FTE, PTPP-FTE EPS, tangible shareholders’ equity, and tangible book value per share – and the nearest comparable GAAP financial measures are reconciled later in this release. The company believes that these non-GAAP financial measures and the reconciliations may be useful to investors because they adjust for acquisition-, severance-, and COVID-19 related items that management does not believe reflect the company’s fundamental operating performance. COVID-19 related expense includes hazard pay for branch associates, computer hardware expense to support associates working remotely, and additional equipment, cleaning, and janitorial supplies to protect the well-being of our associates and customers while on the company’s premises.

Net operating income for the relevant period is defined as GAAP net income, adjusted to reflect the impact of excluding expenses related to acquisitions, severance expense, COVID-19 related expense, and the cumulative tax impact of these adjustments.

Operating EPS (diluted) is calculated as earnings per share as reported, adjusted to reflect, on a per share basis, the impact of excluding the non-GAAP adjustments described above for the relevant period. Operating ROE is calculated as net operating income, divided by the company’s average total shareholders’ equity for the relevant period. Operating ROA is calculated as net operating income, divided by the company’s average assets for the relevant period. Operating noninterest expense for the relevant period is defined as GAAP noninterest expense, adjusted to reflect the pre-tax impact of non-GAAP adjustments described above. Operating efficiency ratio is calculated as the company’s operating noninterest expense, net of amortization of other intangibles, divided by the company’s total non-GAAP revenue (calculated as net interest income plus noninterest income, less gains on sales of securities available for sale, net).

Pre-tax, pre-provision income for the relevant period is defined as GAAP net income, adjusted to reflect the impact of excluding income tax and provision expenses.

Pre-tax, pre-provision income on a fully tax equivalent basis for the relevant period is defined as GAAP net interest income on a fully tax equivalent basis plus noninterest income, less noninterest expense.

Tangible shareholders’ equity for the relevant period is defined as GAAP shareholders’ equity, net of intangible assets. Tangible book value per share is defined as tangible shareholders’ equity divided by the Company’s total shares outstanding.

Forward-Looking Statements:

This press release contains, and our other communications may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “outlook,” “forecast,” “target,” “trend,” “plan,” “goal,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, results, or aspirations. All forward-looking statements are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Our actual future objectives, strategies, plans, prospects, performance, condition, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events, circumstances, or aspirations to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2020, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the U.S. Securities and Exchange Commission (SEC). In addition to such factors that have been disclosed previously, the COVID-19 pandemic (the pandemic) may also cause actual results or other future events, circumstances, or aspirations to differ from our forward-looking statements. The pandemic has created a global public-health crisis that has resulted in widespread volatility and deteriorations in household, business, economic, and market conditions. It is currently adversely affecting the company and its customers, counterparties, employees, and first-party service providers, and the continued adverse impacts on our business, financial position, results of operations, and prospects could be significant. We are not able to accurately predict the extent of the impact of the pandemic on our capital, liquidity, and other financial positions and on our business, results of operations, and prospects at this time, and we believe it will depend on a number of evolving factors, including: (i) the duration, extent and severity of the pandemic; (ii) the response of governmental and non-governmental authorities to the pandemic, which is rapidly changing and not always coordinated or consistent across jurisdictions; (iii) the effect of the pandemic on our customers, counterparties, employees and first-party service providers, which may vary widely, and which is generally expected to increase our credit, counterparty, operational, and other risks; and (iv) the effect of the pandemic on economies and markets, which in turn could adversely affect, among other things, the origination of new loans and the performance of our existing loans. Any forward-looking statement should be evaluated in light of these considerations. Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except to the extent required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K, or other applicable document that is filed or furnished with the SEC.

About UMB:

UMB Financial Corporation (Nasdaq: UMBF) is a financial services company headquartered in Kansas City, Missouri. UMB offers commercial banking, which includes comprehensive deposit, lending and investment services, personal banking, which includes wealth management and financial planning services, and institutional banking, which includes asset servicing, corporate trust solutions, investment banking, and healthcare services. UMB operates branches throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska, Arizona and Texas, and serves business and institutional clients nationwide. For more information, visit UMB.com, UMB Blog, UMB Facebook and UMB LinkedIn, or follow us on Twitter at @UMBBank. For information about UMB’s operations, approach and relief measures during the COVID-19 pandemic, please visit umb.com/COVID-19.

Consolidated Balance Sheets	UMB Financial Corporation
(unaudited, dollars in thousands)
	June 30,
	2021	2020
ASSETS
Loans	$16,910,790	$15,305,097
Allowance for credit losses on loans	(200,563)	(200,300)
Net loans	16,710,227	15,104,797
Loans held for sale	5,303	8,213
Securities:
Available for sale	10,347,531	8,483,624
Held to maturity, net of allowance for credit losses	1,081,173	1,111,625
Trading securities	40,552	51,383
Other securities	254,315	154,206
Total securities	11,723,571	9,800,838
Federal funds sold and resell agreements	1,146,521	1,347,643
Interest-bearing due from banks	5,059,098	1,714,478
Cash and due from banks	469,883	462,849
Premises and equipment, net	281,011	300,174
Accrued income	131,188	126,962
Goodwill	174,518	180,867
Other intangibles, net	16,636	24,181
Other assets	901,059	682,606
Total assets	$36,619,015	$29,753,608

LIABILITIES
Deposits:
Noninterest-bearing demand	$12,513,031	$8,633,603
Interest-bearing demand and savings	16,857,127	15,033,643
Time deposits under $250,000	430,713	546,089
Time deposits of $250,000 or more	247,600	246,069
Total deposits	30,048,471	24,459,404
Federal funds purchased and repurchase agreements	2,783,389	1,963,694
Short-term debt	—	15,000
Long-term debt	270,558	70,996
Accrued expenses and taxes	254,589	239,254
Other liabilities	171,764	227,865
Total liabilities	33,528,771	26,976,213

SHAREHOLDERS' EQUITY
Common stock	55,057	55,057
Capital surplus	1,098,139	1,081,713
Retained earnings	2,040,134	1,692,289
Accumulated other comprehensive income, net	223,107	284,262
Treasury stock	(326,193)	(335,926)
Total shareholders' equity	3,090,244	2,777,395
Total liabilities and shareholders' equity	$36,619,015	$29,753,608

Consolidated Statements of Income	UMB Financial Corporation
(unaudited, dollars in thousands except share and per share data)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
INTEREST INCOME
Loans	$154,537	$140,004	$304,707	$291,030
Securities:
Taxable interest	29,780	25,870	56,942	53,082
Tax-exempt interest	24,743	24,612	49,707	49,016
Total securities income	54,523	50,482	106,649	102,098
Federal funds and resell agreements	2,552	1,573	5,373	7,025
Interest-bearing due from banks	833	398	1,536	3,061
Trading securities	189	312	348	966
Total interest income	212,634	192,769	418,613	404,180
INTEREST EXPENSE
Deposits	6,574	11,243	13,372	40,975
Federal funds and repurchase agreements	1,779	1,950	3,665	8,331
Other	3,210	1,347	6,390	2,704
Total interest expense	11,563	14,540	23,427	52,010
Net interest income	201,071	178,229	395,186	352,170
Provision for credit losses	24,000	21,500	16,500	109,500
Net interest income after provision for credit losses	177,071	156,729	378,686	242,670
NONINTEREST INCOME
Trust and securities processing	53,863	46,321	108,697	93,321
Trading and investment banking	8,670	12,851	18,026	14,574
Service charges on deposit accounts	22,592	19,074	44,568	44,155
Insurance fees and commissions	245	533	665	792
Brokerage fees	2,592	5,753	5,926	15,613
Bankcard fees	16,063	12,916	30,736	29,461
Investment securities gains, net	15,455	4,579	7,119	8,099
Other	12,109	18,429	24,749	12,865
Total noninterest income	131,589	120,456	240,486	218,880
NONINTEREST EXPENSE
Salaries and employee benefits	120,415	130,938	248,096	241,998
Occupancy, net	12,296	11,411	24,231	23,591
Equipment	19,196	21,502	38,811	42,743
Supplies and services	3,469	3,785	6,961	7,970
Marketing and business development	4,797	3,284	7,142	7,924
Processing fees	16,501	13,603	31,918	26,993
Legal and consulting	8,147	6,220	13,902	12,330
Bankcard	4,529	4,549	9,485	9,409
Amortization of other intangible assets	1,157	1,658	2,537	3,392
Regulatory fees	2,769	3,211	5,315	5,577
Other	8,062	8,372	13,886	15,225
Total noninterest expense	201,338	208,533	402,284	397,152
Income before income taxes	107,322	68,652	216,888	64,398
Income tax expense	19,910	8,123	36,833	7,308
NET INCOME	$87,412	$60,529	$180,055	$57,090

PER SHARE DATA
Net income – basic	$1.81	$1.26	$3.74	$1.18
Net income – diluted	1.79	1.26	3.70	1.18
Dividends	0.32	0.31	0.64	0.62
Weighted average shares outstanding – basic	48,294,952	47,991,283	48,196,345	48,340,579
Weighted average shares outstanding – diluted	48,698,319	48,077,810	48,604,140	48,491,526

Consolidated Statements of Comprehensive Income	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Net income	$87,412	$60,529	$180,055	$57,090
Other comprehensive income (loss), before tax:
Unrealized gains and losses on debt securities:
Change in unrealized holding gains and losses, net	76,335	84,885	(122,703)	249,001
Less: Reclassification adjustment for gains included in net income	(1,300)	(4,006)	(4,020)	(5,233)
Change in unrealized gains and losses on debt securities	75,035	80,879	(126,723)	243,768
Unrealized gains and losses on derivative hedges:
Change in unrealized gains and losses on derivative hedges, net	(3,422)	4,612	3,081	19,137
Less: Reclassification adjustment for (gains) losses included in net income	(877)	(514)	(1,719)	254
Change in unrealized gains and losses on derivative hedges	(4,299)	4,098	1,362	19,391
Other comprehensive income (loss), before tax	70,736	84,977	(125,361)	263,159
Income tax (expense) benefit	(16,826)	(20,105)	30,128	(62,077)
Other comprehensive income (loss)	53,910	64,872	(95,233)	201,082
Comprehensive income	$141,322	$125,401	$84,822	$258,172

Consolidated Statements of Shareholders' Equity		UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Common Stock	Capital Surplus	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Treasury Stock	Total
Balance - January 1, 2020	$55,057	$1,073,764	$1,672,438	$83,180	$(277,999)	$2,606,440
Total comprehensive income	—	—	57,090	201,082	—	258,172
Dividends ($0.62 per share)	—	—	(30,200)	—	—	(30,200)
Purchase of treasury stock	—	615	—	—	(60,074)	(59,459)
Forfeitures of equity awards, net of issuances	—	676	—	—	(83)	593
Recognition of equity-based compensation	—	6,109	—	—	—	6,109
Sale of treasury stock	—	120	—	—	201	321
Exercise of stock options	—	429	—	—	2,029	2,458
Cumulative effect adjustment	—	—	(7,039)	—	—	(7,039)
Balance - June 30, 2020	$55,057	$1,081,713	$1,692,289	$284,262	$(335,926)	$2,777,395

Balance - January 1, 2021	$55,057	$1,090,450	$1,891,246	$318,340	$(338,145)	$3,016,948
Total comprehensive income (loss)	—	—	180,055	(95,233)	—	84,822
Dividends ($0.64 per share)	—	—	(31,167)	—	—	(31,167)
Purchase of treasury stock	—	—	—	—	(4,088)	(4,088)
Issuances of equity awards, net of forfeitures	—	(4,122)	—	—	4,817	695
Recognition of equity-based compensation	—	8,609	—	—	—	8,609
Sale of treasury stock	—	148	—	—	153	301
Exercise of stock options	—	3,054	—	—	11,070	14,124
Balance - June 30, 2021	$55,057	$1,098,139	$2,040,134	$223,107	$(326,193)	$3,090,244

Average Balances / Yields and Rates	UMB Financial Corporation
(tax - equivalent basis)
(unaudited, dollars in thousands)
	Three Months Ended June 30,
	2021		2020
	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Loans, net of unearned interest	$16,817,674	3.69%	$15,098,366	3.73%
Securities:
Taxable	6,994,559	1.71	5,069,290	2.05
Tax-exempt	4,289,443	2.93	4,108,075	3.05
Total securities	11,284,002	2.17	9,177,365	2.50
Federal funds and resell agreements	1,110,433	0.92	807,245	0.78
Interest bearing due from banks	3,343,311	0.10	1,492,798	0.11
Trading securities	21,409	4.27	37,816	3.79
Total earning assets	32,576,829	2.70	26,613,590	3.01
Allowance for credit losses	(199,379)		(195,373)
Other assets	1,886,774		1,717,808
Total assets	$34,264,224		$28,136,025

Liabilities and Shareholders' Equity
Interest-bearing deposits	$17,080,970	0.15%	$15,117,729	0.30%
Federal funds and repurchase agreements	2,744,516	0.26	2,138,156	0.37
Borrowed funds	270,305	4.76	85,681	6.32
Total interest-bearing liabilities	20,095,791	0.23	17,341,566	0.34
Noninterest-bearing demand deposits	10,701,656		7,662,836
Other liabilities	398,319		411,964
Shareholders' equity	3,068,458		2,719,659
Total liabilities and shareholders' equity	$34,264,224		$28,136,025
Net interest spread		2.47%		2.67%
Net interest margin		2.56		2.79

Average Balances / Yields and Rates	UMB Financial Corporation
(tax - equivalent basis)
(unaudited, dollars in thousands)
	Six Months Ended June 30,
	2021		2020
	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Loans, net of unearned interest	$16,533,463	3.72%	$14,357,466	4.08%
Securities:
Taxable	6,698,020	1.71	4,881,854	2.19
Tax-exempt	4,295,317	2.95	4,085,558	3.05
Total securities	10,993,337	2.20	8,967,412	2.58
Federal funds and resell agreements	1,375,689	0.79	1,015,720	1.39
Interest bearing due from banks	3,079,684	0.10	1,164,405	0.53
Trading securities	19,485	4.28	42,959	4.93
Total earning assets	32,001,658	2.72	25,547,962	3.28
Allowance for credit losses	(209,469)		(154,062)
Other assets	1,862,036		1,693,684
Total assets	$33,654,225		$27,087,584

Liabilities and Shareholders' Equity
Interest-bearing deposits	$17,076,681	0.16%	$14,723,895	0.56%
Federal funds and repurchase agreements	2,632,567	0.28	2,084,271	0.80
Borrowed funds	269,942	4.77	78,164	6.96
Total interest-bearing liabilities	19,979,190	0.24	16,886,330	0.62
Noninterest-bearing demand deposits	10,230,287		7,079,224
Other liabilities	414,535		401,724
Shareholders' equity	3,030,213		2,720,306
Total liabilities and shareholders' equity	$33,654,225		$27,087,584
Net interest spread		2.48%		2.66%
Net interest margin		2.57		2.88

Business Segment Information	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended June 30, 2021
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$135,656	$21,258	$44,157	$201,071
Provision for credit losses	22,009	147	1,844	24,000
Noninterest income	36,391	68,745	26,453	131,589
Noninterest expense	69,144	72,575	59,619	201,338
Income before taxes	80,894	17,281	9,147	107,322
Income tax expense	15,007	3,206	1,697	19,910
Net income	$65,887	$14,075	$7,450	$87,412

	Three Months Ended June 30, 2020
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$113,095	$28,124	$37,010	$178,229
Provision for credit losses	19,281	298	1,921	21,500
Noninterest income	24,078	66,488	29,890	120,456
Noninterest expense	62,123	76,953	69,457	208,533
Income (loss) before taxes	55,769	17,361	(4,478)	68,652
Income tax expense (benefit)	6,597	2,055	(529)	8,123
Net income (loss)	$49,172	$15,306	$(3,949)	$60,529

	Six Months Ended June 30, 2021
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$268,687	$43,397	$83,102	$395,186
Provision for credit losses	13,827	367	2,306	16,500
Noninterest income	43,777	137,166	59,543	240,486
Noninterest expense	134,789	143,857	123,638	402,284
Income before taxes	163,848	36,339	16,701	216,888
Income tax expense	27,825	6,171	2,837	36,833
Net income	$136,023	$30,168	$13,864	$180,055

	Six Months Ended June 30, 2020
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$220,044	$61,159	$70,967	$352,170
Provision for credit losses	101,501	573	7,426	109,500
Noninterest income	35,318	128,440	55,122	218,880
Noninterest expense	121,166	145,406	130,580	397,152
Income (loss) before taxes	32,695	43,620	(11,917)	64,398
Income tax expense (benefit)	3,709	4,951	(1,352)	7,308
Net income (loss)	$28,986	$38,669	$(10,565)	$57,090

The company has strategically aligned its operations into the following three reportable segments: Commercial Banking, Institutional Banking, and Personal Banking. Senior executive officers regularly evaluate business segment financial results produced by the company’s internal reporting system in deciding how to allocate resources and assess performance for individual business segments. The company’s reportable segments include certain corporate overhead, technology and service costs that are allocated based on methodologies that are applied consistently between periods. For comparability purposes, amounts in all periods are based on methodologies in effect at June 30, 2021.

Non-GAAP Financial Measures

Net operating income Non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income (GAAP)	$87,412	$60,529	$180,055	$57,090
Adjustments:
Acquisition expense	—	123	—	246
Severance expense	103	137	124	1,789
COVID-19 related expense	182	3,989	337	4,217
Tax-impact of adjustments (i)	(63)	(943)	(102)	(1,388)
Total Non-GAAP adjustments (net of tax)	222	3,306	359	4,864
Net operating income (Non-GAAP)	$87,634	$63,835	$180,414	$61,954

Earnings per share - diluted (GAAP)	$1.79	$1.26	$3.70	$1.18
Acquisition expense	—	—	—	0.01
Severance expense	—	0.01	—	0.04
COVID-19 related expense	0.01	0.08	0.01	0.08
Tax-impact of adjustments (i)	—	(0.02)	—	(0.03)
Operating earnings per share - diluted (Non-GAAP)	$1.80	$1.33	$3.71	$1.28

GAAP
Return on average assets	1.02%	0.87%	1.08%	0.42%
Return on average equity	11.43	8.95	11.98	4.22

Non-GAAP
Operating return on average assets	1.03%	0.91%	1.08%	0.46%
Operating return on average equity	11.46	9.44	12.01	4.58

(i) Calculated using the company’s marginal tax rate of 22.2%.

Operating noninterest expense and operating efficiency ratio Non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Noninterest expense	$201,338	$208,533	$402,284	$397,152
Adjustments to arrive at operating noninterest expense (pre-tax):
Acquisition expense	—	123	—	246
Severance expense	103	137	124	1,789
COVID-19 related expense	182	3,989	337	4,217
Total Non-GAAP adjustments (pre-tax)	285	4,249	461	6,252
Operating noninterest expense (Non-GAAP)	$201,053	$204,284	$401,823	$390,900

Noninterest expense	$201,338	$208,533	$402,284	$397,152
Less: Amortization of other intangibles	1,157	1,658	2,537	3,392
Noninterest expense, net of amortization of other intangibles (Non-GAAP) (numerator A)	$200,181	$206,875	$399,747	$393,760

Operating noninterest expense	$201,053	$204,284	$401,823	$390,900
Less: Amortization of other intangibles	1,157	1,658	2,537	3,392
Operating expense, net of amortization of other intangibles (Non-GAAP) (numerator B)	$199,896	$202,626	$399,286	$387,508

Net interest income	$201,071	$178,229	$395,186	$352,170
Noninterest income	131,589	120,456	240,486	218,880
Less: Gains on sales of securities available for sale, net	1,300	4,006	4,020	5,233
Total Non-GAAP Revenue (denominator A)	$331,360	$294,679	$631,652	$565,817

Efficiency ratio (numerator A/denominator A)	60.41%	70.20%	63.29%	69.59%
Operating efficiency ratio (Non-GAAP) (numerator B/denominator A)	60.33	68.76	63.21	68.49

Pre-tax, pre-provision income non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income before taxes (GAAP)	$107,322	$68,652	$216,888	$64,398
Adjustments:
Provision for credit losses	24,000	21,500	16,500	109,500
Pre-tax, pre-provision income (Non-GAAP)	$131,322	$90,152	$233,388	$173,898

Pre-tax earnings per share - diluted (GAAP)	$2.20	$1.43	$4.46	$1.33
Provision for credit losses	0.50	0.45	0.34	2.26
Pre-tax, pre-provision earnings per share - diluted (Non-GAAP)	$2.70	$1.88	$4.80	$3.59

Pre-tax, pre-provision income - FTE Non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net interest income	$201,071	$178,229	$395,186	$352,170
Adjustments to arrive at net interest income - FTE:
Tax equivalent interest	6,629	6,604	13,307	13,082
Net interest income - FTE	$207,700	$184,833	$408,493	$365,252
Noninterest income	131,589	120,456	240,486	218,880
Less: Noninterest expense	201,338	208,533	402,284	397,152
Pre-tax, pre-provision income - FTE (Non-GAAP)	$137,951	$96,756	$246,695	$186,980

Net interest income earnings per share - diluted	$4.13	$3.71	$8.13	$7.26
Tax equivalent interest	0.13	0.14	0.28	0.27
Net interest income - FTE	4.26	3.85	8.41	7.53
Noninterest income	2.70	2.50	4.95	4.52
Less: Noninterest expense	4.13	4.34	8.28	8.19
Pre-tax, pre-provision income - FTE earnings per share - diluted (Non-GAAP)	$2.83	$2.01	$5.08	$3.86

Tangible book value non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except share and per share data)
	As of June 30,
	2021	2020
Total shareholders' equity (GAAP)	$3,090,244	$2,777,395
Less: Intangible assets
Goodwill	174,518	180,867
Other intangibles, net	16,636	24,181
Total intangibles, net	191,154	205,048
Total tangible shareholders' equity (Non-GAAP)	$2,899,090	$2,572,347

Total shares outstanding	48,346,371	48,021,707

Ratio of total shareholders' equity (book value) per share	$63.92	$57.84
Ratio of total tangible shareholders' equity (tangible book value) per share (Non-GAAP)	59.96	53.57